EXHIBIT 10.6

SEPARATION AGREEMENT

Effective this 28th day of April, 2020, Damon Schramm, a resident of the State of Louisiana (“you”), and Waitr Holdings Inc., a Delaware corporation (the “Company”), hereby enter into this Separation Agreement (this “Agreement”). Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings given to them in your Executive Employment Agreement with the Company dated August, 2019 (the “Employment Agreement”).

WHEREAS, you presently serve as the Chief Legal Officer and Secretary of the Company;

and

WHEREAS, you have provided notice to the Company of your resignation from your employment as Chief Legal Officer and Secretary of the Company, effective as of the Separation Date (defined below).

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the sufficiency of which the parties acknowledge, it is agreed as follows:

1.Termination of Employment. The last date of your employment with the Company is April 28, 2020 (the “Separation Date”). Effective as of the Separation Date, all of your positions with the Company and its affiliates shall automatically terminate. The Separation Date will be the termination date of your employment for purposes of active coverage and participation in all benefit plans and programs sponsored by the Company. You will be paid all Accrued Amounts due to you through the Separation Date in accordance with the Employment Agreement, less applicable federal, state and local tax withholdings.

2.Severance Payments. Subject to and conditioned on your execution and non-revocation of this Agreement and the general release of claims in the form attached hereto as Exhibit A (the “General Release”) on or before the expiration of the consideration period set forth in the General Release, the Company will pay you an amount equal to $150,000 subject to all required state, local and federal taxes and withholdings (“Separation Payment”). The Separation Payment shall be paid to you in one lump sum within fifteen (15) days following the expiration of the seven (7)-day revocation period set forth in the General Release.

3.Revocation Period. You acknowledge and agree that your receipt of the Separation Payment is subject to your execution and non-revocation of the General Release, and that this Agreement will be neither effective nor enforceable, nor will the Separation Payment be paid hereunder, unless the applicable revocation period under the General Release expires without your revocation thereof.

4.Sole and Exclusive Benefits. This Agreement provides for the sole and exclusive benefits and consideration for which you are eligible as a result of your separation of service with the Company, except as otherwise required by law, and you shall not be eligible for any contractual benefits under any other agreement or arrangement providing for benefits upon a separation from service, including, but not limited to, the Employment Agreement and any payments under any severance plan, policy or program of Employer. For the avoidance of doubt, you acknowledge and agree that you are not entitled to and shall not receive, and you hereby waive any and all rights to, any of the payments or benefits set forth in Section 5.2 of the Employment Agreement.

5.Reaffirmation of Restrictive Covenants. You acknowledge and agree that the confidentiality, non-solicitation of employees, non-solicitation of customers, non-disparagement and other restrictive covenants contained in the Employment Agreement (the “Restrictive Covenants”) shall remain in full force and effect in accordance with their terms, and you hereby reaffirm that your agreement to comply with such Restrictive Covenants.

6.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Louisiana, without regard to conflicts of laws principles.

7.Entire Agreement. This Agreement, together with the General Release, sets forth the entire agreement between you  and  the  Company,  and  fully  supersedes  any  and  all  prior agreements or understandings between them regarding its subject matter, including, without limitation, the Employment Agreement; provided, however, that nothing in this Agreement is intended to or shall be construed to limit, impair or terminate: (i) any obligation you may have pursuant to any cooperation, non-competition, non-solicitation, confidentiality, intellectual property, non-disparagement or other restrictive covenant agreements that have been signed by you where such agreements by their terms continue after your employment with the Company ends, including, without limitation, the Restrictive Covenants and the other covenants set forth in Sections 6, 7, 8, 9, 13 and 14 of the Employment Agreement (and the related enforcement provisions), which Restrictive Covenants and Sections shall continue in full force and effect in accordance with their terms; or (ii) any rights you may have pursuant to any indemnification agreement.

8.Successors and Assigns. This Agreement shall be binding on the Company and you and upon its and your respective heirs, representatives, successors and assigns, and shall run to the benefit of the Company and its respective heirs, representatives, successors and assigns and you and your respective heirs, representatives, successors and assigns.

9.Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. An electronic (including PDF) or photocopy of this Agreement shall be as binding as the original, manually executed document.

[Signature page follows]

COMPANY:
WAITR HOLDINGS INC.
By: /s/Carl Grimstad
Name: Carl Grimstad
Title: Chairman and CEO

EXECUTIVE:
/s/Damon Schramm
Date: April 27, 2020

[Signature page to Separation Agreement]

Exhibit A

General Release

You, Damon Schramm, in consideration of and subject to the performance by Waitr Holdings Inc. (the “Company”) of its obligations under the Separation Agreement, dated as of April 28, 2020, by and between you and the Company (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and all of its parent, subsidiary, and affiliated companies (“Related Entities”) and all current or former employees, officers, directors, agents, shareholders, attorneys, accountants, partners, insurers, advisors, partnerships, assigns, successors in-interest, joint venturers, and/or affiliated persons of the Company or of any of the Related Entities (“Related Persons”) to the extent provided below. Your employment with the Company will terminate, or has terminated, effective as of April 28, 2020 (the “Separation Date”).

1.You understand that any payments or benefits paid or granted to you under Section 2 of the Agreement represents consideration for your signing this General Release. You understand and agree that you will not receive the benefits specified in Section 2 of the Agreement unless you execute and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2.You (on behalf of yourself and all of your heirs, assigns, legal representatives, successors-in-interest, or any person claiming through you) hereby release and discharge any claim, charge, complaint, demand, dispute, or liability of any kind that relates to or involves your employment (or termination) by the Company and/or your separation from the Company or any other agreement governing your relationship with the Company, except those claims that may arise from any breach of the Agreement or this General Release by the Company. This release and discharge includes claims which you have had or now have against the Company or against any other business that is related to the Company, including, but not limited to the Related Entities or against any of the Related Persons. The claims being released by you include, but are not limited to, any and all claims for pay, benefits, damages, fees and costs, or any other relief that may be or could have been asserted in any legal or administrative proceeding under federal law, including, but not limited to, the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C.A. §§ 621 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.A. §§ 2000 et seq., 42 U.S.C.A. § 1981, the Americans With Disabilities Act, as amended, 42 U.S.C.A. App. §§ 12101 et seq., the Family and Medical Leave Act, 29 U.S.C.A. §§ 2611 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C.A. App. §§ 1.001 et seq.; or under any state or local statute or regulation, Act or law similar to the federal laws; or any claim for tortious conduct, including, but not limited to, defamation or slander, infliction of emotional distress, negligence, interference with contract, or for breach of contract or equitable relief. In short, you knowingly and voluntarily release any and all claims you have had or may have against the Company, the Related Entities and the Related Persons, in accordance with the terms set forth herein. Notwithstanding the foregoing and/or for the avoidance of doubt, nothing in this General Release shall release or impair (i) your right to enforce the terms of the Agreement or this General Release, (ii) any rights you may have to receive benefits that have accrued and vested prior to the date of this General Release, (iii)  any rights  you  may  have  to  indemnification pursuant  to the

Company's directors and officers liability insurance policy currently in effect, the Company's bylaws or applicable law, (iv) your rights as a shareholder in the Company, including without limitation by law or under any agreement governing the rights of shareholders; or (v) any rights that cannot be waived under applicable law.

3.You and the Company acknowledge and agree that this General Release does not waive or release any rights or claims that you may have under the Age Discrimination in Employment Act of 1967 which arise after the date you execute this General Release.

4.You and the Company acknowledge and agree that this General Release does not release, waive, or discharge any right you may have to file an administrative charge with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board, or any other government agency charged with the enforcement of any law. Moreover, nothing in this General Release is intended to or shall interfere with your right to participate in a proceeding with any appropriate federal, state, or local agency enforcing discrimination laws, nor shall this General Release prohibit you from cooperating with any such agency in its investigation, provided that if any such agency or any third party obtains an award of damages from the Company on your behalf, you agree to turn over any such amounts to the Company.

5.This General Release will be construed and interpreted in accordance with the laws of the State of Louisiana, without regard to conflicts of laws principles.

6.This General Release may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. An electronic (including PDF) or photocopy of this General Release shall be as binding as the original, manually executed document.

7.Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.You understand that you have been given twenty-one (21) days from the receipt of this General Release to consider it, and that you may revoke this General Release within seven (7) calendar days of your execution thereof by delivery and receipt of a written notice of revocation to Carl Grimstad, the Company's Chairman and Chief Executive Officer, by midnight on or before the seventh (7th) calendar day after you deliver an executed copy of this General Release. Provided that you execute and do not revoke this General Release, this General Release shall become effective on the eighth (8th) calendar day after the date on which you sign this General Release.

BY SIGNING THIS GENERAL RELEASE, YOU REPRESENT AND AGREE THAT:

(a)YOU HAVE READ IT CAREFULLY;

(b)	YOU HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND YOU HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, YOU HAVE CHOSEN NOT TO DO SO OF YOUR OWN VOLITION;

(c)	YOU HAVE HAD AT LEAST TWENTY-ONE (21) DAYS FROM THE DATE OF YOUR RECEIPT OF THIS GENERAL RELEASE TO CONSIDER IT;

(d)

YOU UNDERSTAND THAT YOU HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT; THAT THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED; AND THAT REVOCATION CAN BE MADE BY DELIVERY AND RECEIPT OF WRITTEN NOTICE AS DESCRIBED ABOVE;

(e)	YOU HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY FOR GOOD AND VALUABLE CONSIDERATION AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE YOU WITH RESPECT TO IT; AND

(f)

YOU AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY YOU.

[Signature page follows]

PLEASE READ THIS GENERAL RELEASE CAREFULLY.

THIS GENERAL RELEASE INCLUDES A

RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

COMPANY:
WAITR HOLDINGS INC.
By: /s/Carl Grimstad
Name: Carl Grimstad
Title: Chairman and CEO

EXECUTIVE:
/s/Damon Schramm
Date: April 27, 2020